UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2026

Kiniksa Pharmaceuticals International, plc

(Exact name of Registrant as Specified in Its Charter)

England and Wales	001-730430	98-1795578
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

105 Piccadilly, Second Floor

London, W1J 7NJ

England, United Kingdom
(781) 431-9100

(Address, zip code and telephone number, including area code of principal executive offices)

Kiniksa Pharmaceuticals Corp.

100 Hayden Avenue

Lexington, MA, 02421

(781) 431-9100

(Address, zip code and telephone number, including area code of agent for service)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares $0.000273235 nominal value	KNSA	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 17, 2026, the Compensation Committee (the “Committee”) of the Board of Directors of Kiniksa Pharmaceuticals International, plc (the “Company”) appointed Ross Moat as President and Chief Operating Officer, effective immediately. Mr. Moat will continue to report to Sanj K. Patel, the Company’s Chairman and Chief Executive Officer. In addition, effective January 1, 2027, the Committee approved increases in Mr. Moat’s annual base salary and annual target bonus to $700,000 and 60% from $650,000 and 55%, respectively.

Mr. Moat has served in varying capacities at the Company since June 2019, most recently as the Company’s EVP, Chief Operating Officer. In his current position, Mr. Moat oversees the Company’s commercial, clinical, regulatory and manufacturing operations. Mr. Moat’s full biographical information is disclosed in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 16, 2026.

There are no family relationships between Mr. Moat and any director or executive officer of the Company. There are no related party transactions involving Mr. Moat and the Company requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINIKSA PHARMACEUTICALS INTERNATIONAL, PLC

Date: October 22, 2026	By:	/s/ Douglas Barry
Douglas Barry
Senior Vice President, Chief Legal Officer